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                               NONCOMPETITION AGREEMENT

                     (Hollywood Digital and HD-Related Partners)

THIS NONCOMPETITION AGREEMENT is made and entered into this ___ day of June, 1997 by and between the Todd-AO Corporation, a Delaware corporation, and Todd-AO HD, Inc., a California corporation (collectively, the "Purchaser"), and Hollywood Digital Limited Partnership, a Delaware limited partnership (the "Seller"); Hollywood Digital, Inc., a Delaware corporation; The Palladion Limited Partnership, a Delaware limited partnership; and HDZ Digital Limited Partnership, a Massachusetts limited partnership (collectively, the "HD-Related Partners"); with reference to the following facts:

A. Pursuant to that certain Agreement for the Purchase and Sale of Assets dated June 18, 1997 (the "Purchase Agreement"), the Purchaser is purchasing from Seller all of Seller's business and assets subject to certain liabilities of Seller set forth in the Purchase Agreement.

B. The HD-Related Partners are among the partners of Seller. The partners of Seller anticipate that the Seller will be wound up and liquidated promptly following the closing of the purchase of Seller's business and assets by the Purchaser.

C. As an inducement for Purchaser to enter into the Purchase Agreement, the Seller and the HD-Related Partners has agreed to enter into this Noncompetition Agreement.

D. Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants and other provisions contained in the Purchase Agreement and herein, the parties agree as follows:

    1. NONCOMPETITION. The Seller and each of the HD-Related Partners agrees that after the closing Purchaser shall be entitled to the goodwill and going concern value of the Assets and to protect and preserve the same to the maximum extent permitted by


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law.  Accordingly, the Seller and each of the HD-Related Partners agrees that it will not, at any time within the five (5) year period immediately following the Closing Date, directly or indirectly engage in, or have any interest in any person, firm, corporation, or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, or otherwise) that engages in any activity in any of the counties of California which is attached hereto as Exhibit A, or within the greater metropolitan areas of New York City, Atlanta and London, which activity is the same as, similar to, or competitive with any activity now engaged in by Seller in any of these counties or areas so long as Purchaser (or any successor) shall engage in this activity in such county or area. Nothing herein shall limit the right of the Seller or any HD-Related Partners as an investor to hold and make investments in securities of any corporation, limited partnership or limited liability company that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognized over the counter market provided that its equity interest therein does not exceed 10% of the outstanding shares or interests in such corporation, partnership or limited liability company.

    2. REMEDIES. The Seller and each of the HD-Related Partners recognizes and agrees that a breach by any of them of Section 1 hereof could cause irreparable harm to Purchaser; that Purchaser's remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach, a restraining order or injunction or both may be issued against Seller in addition to any other rights and remedies which are available to Purchaser. If this Section 2 is more permissive than allowed by the laws of the jurisdiction in which Purchaser seeks enforcement hereof, this Section 2 shall be limited to the extent required to permit enforcement under such laws. Without limiting the generality of the foregoing, the parties intend that the covenants contained in Section 1 shall be construed as a series of separate covenants, one for each county specified. Except for geographical coverage, each such separate covenant shall be deemed identical in terms. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Agreement, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.


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    3.   DISPUTE RESOLUTION.  Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, shall be resolved in accordance with the dispute resolution procedure set forth in Article 17 of the Purchase Agreement.

    4. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California applicable to agreements made and to be performed in such jurisdiction with respect to the counties of California set forth on Exhibit A, by the laws of the State of New York with respect to greater New York City, by the laws of the State of Georgia with respect to greater Atlanta, and by the laws of the United Kingdom with respect to greater London.

    5. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                             "Purchaser"

                             THE TODD-AO CORPORATION


                             By: ____________________________
                             Its: ___________________________

                             TODD-AO HD, INC.


                             By: ____________________________
                             Its: ___________________________


                             "Seller"

                             HOLLYWOOD DIGITAL LIMITED PARTNERSHIP


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                             By: __________________________
                             Its: _________________________


                             "HD-Related Partners"

                             HOLLYWOOD DIGITAL, INC.



                             By: __________________________
                             Its: _________________________


                             THE PALLADION LIMITED PARTNERSHIP

                             By:  HALPERN, DENNY AND ZOOK, INC.,
                                  Its general partner


                                  By: __________________________
                                  Its: _________________________


                             HDZ DIGITAL LIMITED PARTNERSHIP

                             By:  HALPERN, DENNY AND ZOOK LIMITED PARTNERSHIP
                                  II

                                  By:  HALPERN, DENNY AND ZOOK, INC., Its
                                       general partner


                                       By: _____________________
                                       Its: ____________________


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                                      EXHIBIT A

                                 CALIFORNIA COUNTIES

Alameda                           Sacramento
Alpine                            San Diego
Amador                            San Bernardino
Butte                             San Benito
Calaveras                         San Luis Obispo
Colusa                            San Francisco
Contra Costa                      San Joaquin
Del Norte                         San Mateo
El Dorado                         Santa Cruz
Fresno                            Santa Barbara
Glenn                             Santa Clara
Humboldt                          Shasta
Imperial                          Sierra
Inyo                              Siskiyou
Kern                              Solano
Kings                             Sonoma
Lake                              Stanislaus
Lassen                            Sutter
Los Angeles                       Tehama
Madera                            Trinity
Marin                             Tulare
Mariposa                          Tuolumne
Mendocino                         Ventura
Merced                            Yolo
Modoc                             Yuba
Mono
Monterey
Napa
Nevada
Orange
Placer
Plumas
Riverside